Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-181592 and 333-185926) of our report dated February 13, 2013 relating to the combined statements of revenues and direct operating expenses of the Northwest Products System, a component of Chevron Pipe Line Company, which appears as Exhibit 99.1 in this Current Report on Form 8-K/A of Tesoro Logistics LP.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 8, 2013